EXHIBIT 10.2

MONMOUTH REAL ESTATE INVESTMENT CORPORATION
AMENDED AND RESTATED 2007 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD AGREEMENT

GRANT NOTICE

Monmouth Real Estate Investment Corporation (the “Company”), pursuant to its Amended and Restated 2007 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the participant set forth below (“Participant”), the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. These Shares are subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Restricted Stock Award Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Restricted Stock Award Agreement.

Participant:
Grant Date:
Total Number of Shares of Restricted Stock:
Vesting Commencement Date:

Vesting Schedule:

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Restricted Stock Award Agreement and this Grant Notice. Participant has reviewed the Restricted Stock Award Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Restricted Stock Award Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Restricted Stock Award Agreement.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION:	PARTICIPANT:

By:	By:
Name:	Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (“Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, Monmouth Real Estate Investment Corporation (the “Company”) has granted to Participant the right to acquire the number of shares of Restricted Stock under the Company’s Amended and Restated 2007 Incentive Award Plan, as amended from time to time (the “Plan”) indicated in the Grant Notice.

ARTICLE I

GENERAL

1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2 Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and the Plan, the terms of the Plan shall control.

ARTICLE II

GRANT of restricted stock

2.1	Grant of Restricted Stock.

(a) Award. In consideration of the Participant’s past and/or continued employment with or service to the Company or a Subsidiary, and for other good and valuable consideration which the Committee has determined exceeds the aggregate par value of the Shares subject to the Award (as defined below), as of the Grant Date, the Company issues to the Participant the Award described in this Agreement (the “Award”) effective as of the Grant Date. The number of Shares subject to the Award is set forth in the Grant Notice.

(b) Book Entry Form. At the discretion of any officer of the Company, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement; or (ii) certificate form pursuant to the terms of Sections 2.1(d) and (e) hereof.

(c) Legend. Certificates, if any, representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or shall have been removed and the Shares shall thereby have become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BY AND BETWEEN MONMOUTH REAL ESTATE INVESTMENT CORPORATION AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d) Escrow. The Company or such other escrow holder as the Administrator may appoint may retain physical custody of the certificates representing the Shares until all of the Restrictions imposed pursuant to this Agreement lapse or shall have been removed; in such event the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e) Delivery of Shares Upon Vesting. As soon as administratively practicable after the vesting of any Share subject to the Award pursuant to Section 2.2(b), the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of shares as may be permitted pursuant to the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or Disability, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The Shares so delivered shall no longer be subject to the Restrictions hereunder.

2.2	Vesting and Lapse of Restrictions.

(a) Forfeiture. Any Award that is not vested as of the date of Participant’s Termination of Service (after taking into account any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service, if any) shall thereupon be forfeited immediately and without any further action by the Company. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.2 and the exposure to forfeiture set forth in this Section 2.2(a). Furthermore, any shares of non-vested Restricted Stock shall be automatically forfeited to the Company if the Board of Directors of the Company determines that the Participant has breached a material obligation to the Company, including without limitation, material provisions in any employment or confidentiality agreement.

(b) Vesting and Lapse of Restrictions. Subject to Sections 2.2(a), the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice. Notwithstanding anything contained herein, the Award shall not vest and the Restrictions shall not lapse to the extent that such lapsing of Restrictions and vesting is prohibited by Section 13.6 of the Plan.

(c) Tax Withholding. Notwithstanding any other provision of this Agreement, no Shares shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have paid to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Shares or the lapse or removal of the Restrictions. The Company and its Subsidiaries have the authority to deduct or withhold, or require Participant to remit to the Company or the applicable Subsidiary, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Company and its Subsidiaries may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company or the Subsidiary with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with the consent of the Administrator, by requesting that the Company withhold a net number of shares of Common Stock issuable upon vesting of the Restricted Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(iv) with the consent of the Administrator, by tendering to the Company shares of Common Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company and its Subsidiaries based on the minimum applicable statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes;

(v) through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Common Stock then issuable to Participant pursuant to the Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company or the Subsidiary in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the Award, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Common Stock. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

2.3 Rights as Stockholder. So long as the Award granted hereunder remains outstanding, the Participant shall be entitled to all rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock granted hereunder and to receive any dividends and other distributions payable with respect to such Shares of Restricted Stock beginning from and after the Grant Date, provided, however, any such dividend or payment shall be reinvested in additional Shares of Restricted Stock which shall be transferred to the Participant, free of any Restrictions, if and when the Restrictions with respect to the corresponding Shares of Restricted Stock granted hereunder shall have lapsed.

ARTICLE III

OTHER PROVISIONS

3.1 Restricted Stock Not Transferable. No Shares or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.1 notwithstanding, with the consent of the Administrator, the Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant’s family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant’s family or to such other persons or entities as may be expressly approved by the Administrator, pursuant to any such conditions and procedures the Administrator may require.

3.2 Restrictive Legends and Stop-Transfer Orders.

(a) Participant agrees that, in order to ensure compliance with the Restrictions and the other restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(b) The Company shall not be required: (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee

(c) to whom such shares shall have been so transferred.

3.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company at its principal executive offices in care of the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most recent address for Participant shown in the Company’s records. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option by written notice under this Section 4.2. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.4 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.5 Governing Law; Severability. This Agreement and the Exercise Notice shall be administered, interpreted and enforced under the laws of the State of Maryland, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

3.6 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.7 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.8 Successors and Assigns. The Company may assign any of its rights under this Agreement and the Exercise Notice to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

3.9 Entire Agreement. The Plan and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

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